Exhibit 99.1

Mattersight Announces Second Quarter 2011 Results

CHICAGO, IL, August 10, 2011 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the second quarter ended July 2, 2011.

On May 28, 2011, the company divested its Integrated Contact Solutions (“ICS”) business unit and “eLoyalty” registered trademark / trade name to a subsidiary of TeleTech Holdings, Inc. As a result of this divestiture, the company has classified the ICS business unit as discontinued operations and the associated results of operations, financial position, and cash flows have been separately recorded as appropriate.

Consolidated Results, Including Discontinued Operations

Mattersight’s net income was $27.0 million in the second quarter of 2011, including a pre-tax gain on the sale of the ICS business unit of $36.4 million. Total Services revenue was $13.9 million, including $7.3 million from the ICS business unit. Total revenue was $15.3 million, including $8.6 million from the ICS business unit.

Mattersight Standalone Results

Mattersight’s operating loss from continuing operations was $4.3 million. Mattersight realized an “Adjusted Earnings¹” loss of $2.3 million for the second quarter of 2011. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule. Total services revenue was $6.6 million, including $4.9 million of Subscription revenues.

Mattersight Highlights

Mattersight’s second quarter highlights include:

•	Signed $26.7 million of Managed Services contracts

•	Grew backlog² to a record of $100.0 million

•	Increased backlog² 69% year over year

•	Closed significant production deployment of predictive analytics

•	Signed a sales pilot at an existing account

•	Expanded sales team from 13 to 18

•

Hired a new Chief Strategy Officer and marketing director focused on advancing Mattersight’s vision and mission to deliver innovative and market leading cloud-powered enterprise analytics across a broad range of industries

Q3 Guidance

The company currently expects its Q3 subscription revenues will increase approximately 8% to 10% sequentially and its total services revenues will increase approximately 5% to 7% sequentially.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, August 10, 2011. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 85625784.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until August 24, 2011, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 85625784.

About Mattersight

Mattersight is a leader in enterprise analytics and the only company focused on providing Behavioral Analytics as a managed service. Mattersight’s proprietary technology, delivered through a SaaS model, captures the unstructured data of conversations, related customer and employee data, and employee desktop activity, and automatically analyzes it “in the cloud” to provide operational transparency into every single customer interaction and foresight into future customer behavior. Mattersight’s Behavioral Analytics platform is easily adapted to multiple verticals, programs, and industry-specific processes. Mattersight’s analytics enable its impressive list of customers to drive measurable economic benefit through the improvement of contact center performance, customer satisfaction and retention, fraud reduction, and streamlined back office operations. For additional information on Mattersight, visit www.Mattersight.com.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

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1	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	Mattersight uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $14.5m in 2011; $32.1m in 2012; $25.1m in 2013; $28.3m in 2014 and thereafter.

Contact

Tyson Marian

Vice President of Marketing and Chief Strategy Officer

312.454.3527

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	July 2, 2011	June 26, 2010	July 2, 2011	June 26, 2010
Revenue:
Behavioral Analytics revenue	$6,153	$5,530	$11,987	$12,024
Other revenue	474	1,592	1,187	3,095

Total services revenue	6,627	7,122	13,174	15,119
Reimbursed expenses	76	142	153	341

Total revenue	6,703	7,264	13,327	15,460
Operating expenses:
Cost of Behavioral Analytics revenue	2,835	2,723	5,535	5,785
Cost of other revenue	313	1,036	717	2,346

Cost of services	3,148	3,759	6,252	8,131
Reimbursed expenses	76	142	153	341

Total cost of revenue, exclusive of depreciation and amortization shown below:	3,224	3,901	6,405	8,472
Sales, marketing and development	5,249	5,142	10,607	10,265
General and administrative	2,129	2,051	4,392	4,205
Severance and related costs	(434)	148	(430)	218
Depreciation and amortization	820	862	1,595	1,842

Total operating expenses	10,988	12,104	22,569	25,002

Operating loss	(4,285)	(4,840)	(9,242)	(9,542)
Interest and other (expense) income, net	(53)	(127)	78	(18)

Loss from continuing operations before income taxes	(4,338)	(4,967)	(9,164)	(9,560)
Income tax benefit (provision)	3,563	(21)	3,628	(42)

Loss from continuing operations	(775)	(4,988)	(5,536)	(9,602)
Income from discontinued operations, net of tax	28,065	1,250	28,187	798

Net income (loss)	27,290	(3,738)	22,651	(8,804)
Dividends related to Series B Stock	(317)	(317)	(634)	(640)

Net income (loss) available to common stockholders	$26,973	$(4,055)	$22,017	$(9,444)

Per common share:
Basic loss from continuing operations	$(0.05)	$(0.36)	$(0.39)	$(0.71)

Basic income from discontinued operations	$1.99	$0.09	$2.01	$0.06

Basic net income (loss) available to common stockholders	$1.91	$(0.30)	$1.57	$(0.70)

Per common share:
Diluted loss from continuing operations	$(0.05)	$(0.36)	$(0.39)	$(0.71)

Diluted income from discontinued operations	$1.99	$0.09	$2.01	$0.06

Diluted net income (loss) available to common stockholders	$1.91	$(0.30)	$1.57	$(0.70)

Shares used to calculate basic net income (loss) per share	14,111	13,690	14,032	13,574

Shares used to calculate diluted net income (loss) per share	14,111	13,690	14,032	13,574

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Stock-based compensation, primarily restricted stock, is included in individual line items above:

	July 2, 2011	June 26, 2010	July 2, 2011	June 26, 2010
Cost of Behavioral Analytics revenue	$7	$14	$14	$42
Sales, marketing and development	1,175	818	2,275	1,592
General and administrative	404	287	726	580
Discontinued operations	1,491	263	1,568	727

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	July 2, 2011	January 1, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$21,593	$20,872
Restricted cash	19,600	2,460
Receivables (net of allowances of $11 and $10)	2,256	2,041
Prepaid expenses	4,905	4,303
Other current assets	3,670	296
Current assets held for sale	—	26,946

Total current assets	52,024	56,918
Equipment and leasehold improvements, net	5,364	4,397
Goodwill	972	972
Intangibles, net	284	323
Other long-term assets	5,105	3,582

Total assets	$63,749	$66,192

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):
Current Liabilities:
Accounts payable	$1,250	$372
Accrued compensation and related costs	1,479	2,048
Unearned revenue	9,055	7,884
Other current liabilities	6,855	4,262
Current liabilities held for sale	—	31,433

Total current liabilities	18,639	45,999
Long-term unearned revenue	3,947	4,686
Other long-term liabilities	1,867	1,561

Total liabilities	24,453	52,246

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,549,078 and 3,549,078 shares issued and outstanding at July 2, 2011 and January 1, 2011, respectively, with a liquidation preference of $18,100 and $19,367 at July 2, 2011 and January 1, 2011, respectively	18,100	18,100
Stockholders’ Equity (Deficit):
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 16,601,713 and 15,642,822 shares issued at July 2, 2011, and at January 1, 2011, respectively; and 15,567,504 and 14,786,005 outstanding at July 2, 2011 and January 1, 2011, respectively	166	156
Additional paid-in capital	211,942	207,985
Accumulated deficit	(181,488)	(204,139)
Treasury stock, at cost, 1,034,209 and 856,817 shares at July 2, 2011 and January 1, 2011, respectively	(5,620)	(4,468)
Accumulated other comprehensive loss	(3,804)	(3,688)

Total stockholders’ equity (deficit)	21,196	(4,154)

Total liabilities and stockholders’ equity (deficit)	$63,749	$66,192

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	July 2, 2011	June 26, 2010
Cash Flows from Operating Activities:
Net income (loss)	$22,651	$(8,804)
Less: net income from discontinued operations	28,187	798

Net loss from continuing operations	(5,536)	(9,602)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation and amortization	1,595	1,842
Stock-based compensation	3,015	2,214
Other	12	57
Changes in assets and liabilities:
Receivables	(234)	962
Prepaid expenses	(2,186)	(567)
Other assets	97	5
Accounts payable	731	(201)
Accrued compensation and related costs	(169)	(572)
Unearned revenue	435	(2,533)
Other liabilities	(4,227)	(303)

Total adjustments	(931)	904

Net cash used in continuing operations	(6,467)	(8,698)
Net cash (used in) provided by discontinued operations	(4,685)	5,362

Net cash used in operating activities	(11,152)	(3,336)

Cash Flows from Investing Activities:
Capital expenditures and other	(605)	(637)

Net cash used in continuing investing activities	(605)	(637)
Net cash provided by (used in) discontinued investing activities	33,939	(1,155)

Net cash provided by (used in) investing activities	33,334	(1,792)

Cash Flows from Financing Activities:
Increase in restricted cash	(17,140)	—
Payment of Series B Stock dividends	(1,901)	(663)
Acquisition of treasury stock	(513)	(744)
Principal payments under capital lease obligations	(989)	(759)
Proceeds from stock compensation and employee stock purchase plans, net	62	85

Net cash used in continuing financing activities	(20,481)	(2,081)
Net cash used in discontinued financing activities	(678)	(54)

Net cash used in financing activities	(21,159)	(2,135)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(69)	(137)
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	(233)	22

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	For the Six Months Ended
	July 2, 2011	June 26, 2010
Effect of exchange rate changes on cash and cash equivalents	(302)	(115)

Increase (decrease) in cash and cash equivalents	721	(7,378)
Cash and cash equivalents, beginning of period	20,872	28,982

Cash and cash equivalents of continuing operations, end of period	$21,593	$21,604

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,081	$215
Capital equipment purchased on credit	2,081	215

Supplemental Disclosures of Cash Flow Information:
Interest paid	$87	$90

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Mattersight Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Six Months Ended
	July 2, 2011	June 26, 2010	July 2, 2011	June 26, 2010
GAAP — Operating loss	$(4,285)	$(4,840)	$(9,242)	$(9,542)

Add back (reduce) the effect of:
Stock-based compensation	1,586	1,119	3,015	2,214
Severance and related costs	(434)	148	(430)	218
Depreciation and amortization	820	862	1,595	1,842

Adjusted earnings measure — (loss)	$(2,313)	$(2,711)	$(5,062)	$(5,268)

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